SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                             Wild Oats Markets, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

[GRAPHIC OMITTED][GRAPHIC OMITTED]
                             Wild Oats Markets, Inc.
                      3375 Mitchell Lane Boulder, CO 80301




NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2001



TO THE STOCKHOLDERS OF WILD OATS MARKETS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of WILD OATS MARKETS, INC., a Delaware corporation (the "Company"), will be held on Tuesday, May 22, 2001 at 2:00 p.m. local time at the Boulder Public Library Auditorium, 1000 Canyon Boulevard, Boulder, Colorado for the following purposes:


1. To elect three directors to hold office until the Annual Meeting of Stockholders in the year 2004.

2. To approve an amendment to the Company's Employee Stock Purchase Plan to increase by 500,000 shares the number of shares reserved for purchase by the Company's employees under the Employee Stock Purchase Plan.

3. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 29, 2001.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 26, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                           By Order of the Board of Directors

                                           /s/ Mary Beth Lewis

                                           Mary Beth Lewis, Secretary

Boulder, Colorado
March 30, 2001


ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU MAY ALSO VOTE BY TELEPHONE, FOLLOWING THE INSTRUCTIONS ON YOUR BALLOT. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

INVESTORS MAY REQUEST ADDITIONAL INFORMATION REGARDING WILD OATS MARKETS, INC., INCLUDING A COPY OF THE FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, FREE OF CHARGE. PLEASE ADDRESS YOUR REQUEST TO: INVESTOR RELATIONS, WILD OATS MARKETS, INC., 3375 MITCHELL LANE, BOULDER, COLORADO 80301.

                             WILD OATS MARKETS, INC.
                               3375 MITCHELL LANE
                                BOULDER, CO 80301

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL


The enclosed proxy is solicited on behalf of the Board of Directors of WILD OATS MARKETS, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 22, 2001 at 2:00 p.m. Mountain Daylight Savings Time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Boulder Public Library Auditorium, 1000 Canyon Boulevard, Boulder, Colorado. The Company intends to mail this proxy statement and accompanying proxy card on or about April 13, 2001 to all stockholders entitled to vote at the Annual Meeting.


SOLICITATION

The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the common stock (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES


Only holders of record of Common Stock at the close of business on March 26, 2001 will be entitled to notice of, and to vote at the Annual Meeting. At the close of business on March 26, 2001 the Company had outstanding and entitled to vote 24,604,209 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.


All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES


Stockholders of record may vote by a mail-in proxy or by telephonic vote. Telephonic votes may be cast through 12:00 noon (ET) on May 21, 2001. Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 3375 Mitchell Lane, Boulder, Colorado 80301, a written notice of revocation or a duly executed proxy bearing a later date or by a telephonic vote received at a later date. The proxy may also be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.


STOCKHOLDER PROPOSALS


The Company intends to hold its 2002 Annual Meeting on or around May 1, 2002. Thus, proposals of stockholders that are intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company not later than November 13, 2001 in order to be included in the proxy statement and proxy relating to that Annual Meeting.




                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director appointed by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

The Board of Directors is presently composed of nine members, one of whom (Perry
D. Odak) was appointed in 2001 to fill the one open position on the Board. There are three directors whose terms of office expire in 2001. Each of the nominees for election is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.


Directors are elected by a plurality of the votes in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

The names of the current directors of the Company, including the nominees for election, and certain information about them are set forth below:

--------------------------------------  ------  ---------------------------------------------------------------------
Name                                     Age    Principal Occupation / Position Held with the Company
John A. Shields.....................      57    Chairman of the Board and Chairman of Homeland Stores, Inc.
David M. Chamberlain................      57    Vice Chairman of the Board, CEO and Chairman of The Stride Rite
                                                Corporation
Elizabeth C. Cook...................      41    Executive Vice President and Co-Founder of the Company
Brian K. Devine.....................      59    Chairman, President and Chief Executive Officer of Petco Animal
                                                Supplies, Inc.
David L. Ferguson...................      45    General Partner of JP Morgan Partners
Michael C. Gilliland................      42    Co-Founder of the Company
James B. McElwee....................      48    General Partner of Weston Presidio Capital
Perry D. Odak.......................      55    Chief Executive Officer and President of the Company
Mo Siegel...........................      51    Vice Chairman of the Board of The Hain Celestial Group, Inc.


 NOMINEES FOR ELECTION FOR A THREE YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

John A. Shields has been Chairman of the Board of the Company since July 1996. Mr. Shields was a member of the board of directors of Alfalfa's, Inc. from June 1995 to July 1996. He has been Chairman of the Board of Homeland Stores, Inc. since October 1997. From January 1994 through December 1997, he was Chairman of the Board of Delray Farms Markets, a chain of produce, meat and deli markets. From 1983 until 1993, Mr. Shields was President and Chief Executive Officer of First National Supermarkets. He is currently a director of Homeland Stores, Inc. and Shore Bank and Trust Company.

Brian K. Devine has been a Director of the Company since October 1997. Mr. Devine is Chairman, President and Chief Executive Officer of Petco Animal Supplies, Inc., and has been with Petco since August 1990. Prior to joining Petco, Mr. Devine was President of Krause's Sofa Factory, a furniture retailer and manufacturer, from 1988 to 1989. From 1970 to 1988, Mr. Devine held several positions with Toys "R" Us, including Senior Vice President, Director of Stores. Currently, Mr. Devine serves as Director of the National Retail Federation, Students for Free Enterprise, International Mass Retail Association and serves on Georgetown University's College Board of Advisors.

Mo Siegel has been a Director of the Company since October 1998. Mr. Siegel founded Celestial Seasonings, Inc. in 1970 and was President and Chairman of the Board until 1986. He served as director of Celestial Seasonings, Inc. since 1988 and as Chairman of the Board Celestial Seasonings, Inc. since 1991. He also served as Chief Executive Officer of Celestial Seasonings, Inc. from 1991 to 1997. Since the Celestial Seasonings, Inc. merger with The Hain Food Group in 2000, Mr. Siegel has served as a director and Vice Chairman of the board of directors of The Hain Celestial Group, and in this capacity directs the Boulder operations. Mr. Siegel has served and is currently serving as a director for various non-public and not-for profit corporations and organizations.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.


          DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

Elizabeth C. Cook co-founded the Company and has been a Director of the Company since its inception in October 1987. Ms. Cook held the office of Vice President and Secretary of the Company and is currently Executive Vice President of the Company. Ms. Cook was the General Counsel of the Company from October 1987 to December 1996, and Secretary of the Company from October 1987 to May 1999. Ms. Cook was tax counsel on staff with the Atlantic Richfield Company from 1983 to 1987.

David L. Ferguson has been a Director of the Company since November 1994. He has been a general partner of JP Morgan Partners (formerly known as Chase Capital Partners) since 1989. Prior to joining Chase Capital Partners, he was a member of the mergers and acquisitions groups of Prudential Securities, Inc. from 1987 to 1989 and Bankers Trust New York Corporation from 1985 to 1987. Mr. Ferguson currently serves as a director of Guitar Center, Inc.

James B. McElwee has been a Director of the Company since July 1993. Since November 1992, Mr. McElwee has been a general partner of Weston Presidio Capital. From July 1979 until November 1992, he was Senior Vice President and a Managing Director of the Security Pacific Venture Capital Group.


          DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

David M. Chamberlain has been the Vice-Chairman of the Board of the Company since July 1996 and a Director of the Company since July 1994. Mr. Chamberlain has held the positions of Chairman and Chief Executive Officer of The Stride Rite Corporation since November 4, 1999. Mr. Chamberlain held the positions of President, Chairman and Chief Executive Officer of Genesco, Inc., a shoe wholesaler/retailer company, from October 1994 through January 1997, and was the Chairman of its board of directors until November 1999.

Michael C. Gilliland co-founded the Company and was its Chief Executive Officer from its inception through March 2001 and has been a Director of the Company since its inception in October 1987. Mr. Gilliland also served as the Company's President and Chairman of the Board from inception until July 1996. Prior to forming the Company in 1987, Mr. Gilliland was involved in several entrepreneurial ventures.

Perry D. Odak has been the Chief Executive Officer and President and a Director of the Company since March 2001. Mr. Odak was with Ben & Jerry's Homemade, Inc. from January 1997 through December 2000, most recently as Chief Executive Officer and President and a director. From 1990 though 1996, Mr. Odak was a principal in Odak, Pezzani & Company, a private management consulting firm. Mr. Odak is a member of the Strategic Advisory Committee of Genstar Capital LLC, and also is a member of Cornell University's College of Agriculture and Life Sciences Advisory Council, Cornell University's Council and the Honorary Chairman of the fundraising campaign "Cultivating Excellence" for the State University of New York College of Agriculture and Technology at Cobleskill.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 30, 2000 the Board of Directors held 15 meetings (including 11 telephonic meetings). The Board has an Audit Committee and a Compensation Committee. The Audit Committee held six meetings and the Compensation Committee held five meetings during fiscal 2000. During fiscal 2000, all directors attended at least 75% of the meetings of the Board and each committee of the Board on which the directors served, other than Brian Devine, who attended 40% of the meetings of the Compensation Committee of the Board.


The Audit Committee consists of David L. Ferguson, John A. Shields and Mo Siegel. The Audit Committee reviews accounting policies and reports, appoints the Company's independent public accountants and meets with such accountants to discuss audit results and issues related to audit services. See "Report of the Audit Committee". The Board of Directors has adopted a written charter for the Audit Committee and the same is included as an Appendix hereto.

The Compensation Committee consists of David M. Chamberlain, Brian K. Devine, and James B. McElwee. The Compensation Committee administers the Company's compensation program and makes recommendations to the Board concerning salaries and incentive compensation for staff members and consultants of the Company. See "Executive Compensation - Report of The Compensation Committee".


                                   PROPOSAL 2

                    AMENDMENT TO THE WILD OATS MARKETS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
       TO INCREASE BY 500,000 SHARES THE NUMBER OF SHARES OF COMMON STOCK
                      RESERVED THEREUNDER FOR PURCHASE BY
                            THE COMPANY'S EMPLOYEES

In August 1996 the Company adopted the Wild Oats Markets, Inc. Employee Stock Purchase Plan ("ESPP") under which the Company may, from time to time, issue stock reserved for purchase by employees pursuant to the ESPP. As of March 19, 2001, 19,004 shares remained available for purchase under the ESPP. Effective January 29, 2001, the Board suspended participation in the ESPP until such time as the Company's shareholders approve an amendment to increase the number of shares of Common Stock reserved for purchase by the Company's employees under the ESPP.

ESPP DESCRIPTION

Participation in the ESPP is limited to employees of the Company. The Board believes participation in the ESPP is important as an incentive to employees to take an active role in improving the Company's performance and to encourage employee ownership of the Company's stock. The Board further believes that the ESPP is an important benefit to offer in recruiting and retaining managerial staff. Pursuant to the ESPP, the Company's employees can withhold up to 15% of their salary toward semiannual purchases of Common Stock at a per-share purchase price equal to 85% of the lower of the closing price per share of the Common Stock on the NASDAQ Market as of the beginning or end of each semiannual period. At the ESPP's inception in 1996, 260,453 shares (on a post-split basis adjusted for stock splits in December 1999 and January 1998) of Common Stock were reserved for issuance under the ESPP. Lower stock prices during the last two purchase periods, as well as increased employee participation in the ESPP resulted in greater than expected numbers of shares being purchased from the reserved ESPP shares. The Company believes that if the proposed amendment is passed, the Company will have sufficient shares for employee purchases under the ESPP for the next three to five years, depending on the Company's stock price. As of December 30, 2000, 553 employees participated in the ESPP. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to adopt the amendment to the ESPP.


                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 29, 2001 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1991. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by the Company's by-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

AUDIT FEES

The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ending December 30, 2000 and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ending December 30, 2000 was $142,500.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES

Paragraph (c) (4) of Rule 2-01 of Regulation S-X describes certain services that include designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the audit client's financial statements taken as a whole. There were no fees billed for these or the other types of professional services described in Paragraph (c) (4) of Rule 2-01 of Regulation S-X rendered by the principal accountant, PricewaterhouseCoopers LLP, for the fiscal year ending December 30, 2000.

ALL OTHER FEES

The aggregate fees billed for services rendered by the principal accountant, other than the audit services covered above, for the fiscal year ending December 30, 2000, was $33,523. The Audit Committee has considered whether the provision of these services is compatible with the maintenance of the independence of PricewaterhouseCoopers, LLP and has determined that their independence is not undermined.


                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Elizabeth C. Cook and Michael C. Gilliland each filed two late reports, each relating to stock purchases by Mr. Gilliland. Mary Beth Lewis filed a late report for purchases made in November 2000. Scott Wing filed a late report for shares acquired by him prior to his appointment as a Vice President of the Company.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 19, 2001 by: (i) each nominee for director; (ii) the executive officers named in the Summary Compensation Table;
(iii) each director; (iv) all executive officers and directors of the Company as a group; and (v) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. All share amounts have been adjusted for 3-for-2 splits of the Common Stock in January 1998 and December 1999.


                                                                         Number of Shares          Percent
                                                                           Beneficially      Beneficially Owned
                                                                            Owned (1)              (%) (2)
Name of Beneficial Owner
Michael C. Gilliland (3).........................................             2,704,419             10.99%
3375 Mitchell Lane
Boulder, CO  80301

Elizabeth C. Cook (4)............................................             2,704,419             10.99%
3375 Mitchell Lane
Boulder, CO  80301

J.P. Morgan Partners (SBIC), LLC (5).............................             2,351,828              9.55%
380 Madison Avenue, 12th Floor
New York, NY  10017

David L. Ferguson (5)............................................             2,416,498              9.82%
Wellington Management Company, LLP (6)...........................             2,288,979              9.30%
75 State Street
Boston, MA 02109

Perry D. Odak....................................................             1,332,649              5.41%
3375 Mitchell Lane
Boulder, CO 80301

T. Rowe Price Associates, Inc (7)................................             1,299,350              5.28%
100 E. Pratt Street
Baltimore, MD 21202

Scudder Kemper Investments, Inc (8)..............................             1,285,300              5.22%
345 Park Avenue
New York, NY  10154

David M. Chamberlain (9).........................................                98,698              *

Brian K. Devine (10).............................................                46,523              *

James B. McElwee (11)............................................                48,453              *

John A. Shields (12).............................................               172,136              *

Morris J. Siegel (13)............................................                34,388              *

John Baker (14)..................................................                 1,532              *

Ronald Feldman (15)..............................................                11,928              *

James W. Lee (16)................................................               116,727              *

Mary Beth Lewis (17).............................................                72,567              *

All executive officers and directors as a group (28 persons) (18)             7,160,117             29.10%


         ..................

* Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of March 19, 2001, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Percentage of ownership is based on 24,604,209 shares of Common Stock outstanding as of March 19, 2001.

(3) Consists of 939,462 shares held by Mr. Gilliland, 121,752 shares subject to stock options that are exercisable within 60 days of March 19, 2001, 286,769 shares held by Elizabeth C. Cook, Mr. Gilliland's spouse, 2,638 shares subject to stock options that are exercisable within 60 days of March 19, 2001 held by Ms. Cook, 9,315 shares held jointly by Mr. Gilliland and Ms. Cook, 14,625 shares held by the Michael C. Gilliland 1997 Charitable Remainder Trust, 14,625 shares held by the Elizabeth C. Cook 1997 Charitable Remainder Trust, 30,181 shares held by the Wild Oats Community Foundation, 15,435 shares held by the Ian Patrick Gilliland 1993 Trust, 15,435 shares held by the Stella Elizabeth Gilliland 1993 Trust and 1,254,182 shares held by the Gilliland/Cook Family Limited Liability Partnership. Mr. Gilliland disclaims beneficial ownership of the shares held by the trusts (other than the Michael C. Gilliland 1997 Charitable Remainder Trust), Ms. Cook, the Gilliland/Cook Family Limited Liability Partnership and the Wild Oats Community Foundation.

(4) Consists of 286,769 shares held by Ms. Cook, 2,638 shares subject to stock options that are exercisable within 60 days of March 19, 2001, 939,462 shares held by Michael C. Gilliland, Ms. Cook's spouse, 121,752 shares subject to stock options that are exercisable within 60 days of March 19, 2001 held by Mr. Gilliland, 9,315 shares held jointly by Ms. Cook and Mr. Gilliland, 14,625 shares held by the Michael C. Gilliland 1997 Charitable Remainder Trust, 14,625 shares held by the Elizabeth C. Cook 1997 Charitable Remainder Trust, 30,181 shares held by the Wild Oats Community Foundation, 15,435 shares held by the Ian Patrick Gilliland 1993 Trust, 15,435 shares held by the Stella Elizabeth Gilliland 1993 Trust and, 1,254,182 shares held by the Gilliland/Cook Family Limited Liability Partnership. Ms. Cook disclaims beneficial ownership of the shares held by the trusts (other than the Elizabeth C. Cook 1997 Charitable Remainder Trust), Mr. Gilliland, the Gilliland/Cook Family Limited Liability Partnership and the Wild Oats Community Foundation.

(5) J.P. Morgan Partners (SBIC), LLC ("JPM SBIC"), formerly known as Chase Venture Capital Associates, LLC, is a subsidiary of a limited partnership managed by JPMP Master Fund Manager, L.P., formerly known as Chase Capital Partners. The general partner of JPMP Master Fund Manager, L.P. is JPMP Capital Corp., a New York corporation. Consists of 2,351,828 shares held of record by J.P. Morgan Partners, LLC, 18,000 shares held by Mr. Ferguson and 46,670 shares subject to stock options that are exercisable within 60 days of March 19, 2001 held by Mr. Ferguson. JPM SBIC disclaims beneficial ownership of the shares voted in favor of its nominee, David Ferguson. JPM SBIC disclaims beneficial ownership of the shares owned by Mr. Ferguson. Mr. Ferguson disclaims beneficial ownership of the shares owned by JPM SBIC except to the extent of his pecuniary interests arising from his general partnership interest in the JPMP Master Fund Manager, L.P.

(6) Consists of 2,288,979 of which the holder has sole voting power of 1,165,000 shares.

(7) Consists of 1,299,350 shares of which the holder has sole voting power of 208,050 shares.

(8) Consists of 1,285,300 shares of which holder has sole voting and dispositive power.

(9) Consists of 30,642 shares held by Mr. Chamberlain and 68,056 shares subject to stock options that are exercisable within 60 days of March 19, 2001.

(10) Consists of 46,523 shares subject to stock options that are exercisable within 60 days of March 19, 2001 held by Mr. Devine.

(11) Consists of 1,515 shares and 46,938 shares subject to stock options that are exercisable within 60 days of March 19, 2001, held by Mr. McElwee.

(12) Consists of 83,193 shares and 88,943 shares subject to stock options that are exercisable within 60 days of March 19, 2001 held by Mr. Shields.

(13) Consists of 34,388 shares subject to stock options that are exercisable within 60 days of March 19, 2001 held by Mr. Siegel.

(14) Consists of 182 shares and 1,350 shares subject to stock options that are exercisable within 60 days of March 19, 2001 held by Mr. Baker.

(15) Consists of 1,803 shares and 10,125 shares subject to stock options that are exercisable within 60 days of March 19, 2001 held by Mr. Feldman.

(16) Consists of 2,871 shares and 113,856 shares subject to stock options that are exercisable within 60 days of March 19, 2001 held by Mr. Lee

(17) Consists of 7,671 shares and 64,896 shares subject to stock options exercisable within 60 days of March 19, 2001 held by Ms. Lewis.

(18) Includes shares and options for officers and directors specifically identified in the above table, plus 31,854 shares held in the aggregate by Freya R. Brier, Nancy Casey, Ronald Feldman, Mj Hall-Robertson, John E. Lauderbach, Scott Wing, Larry Stanfield, and the Ashley Stanfield Trust (the shares of which Mr. Stanfield disclaims beneficial ownership) and 71,745 shares subject to stock options that are exercisable within 60 days of March 19, 2001 held by officers not specifically identified in the table above.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS


The following table sets forth certain information concerning the Executive Officers of the Company as of March 19, 2001:

--------------------------------------------  --------  -------------------------------------------------------------
Name                                            Age     Position
Perry D. Odak (1)......................          55     Chief Executive Officer, President and Director
James W. Lee...........................          50     Chief Operating Officer
Elizabeth C. Cook (2)..................          41     Executive Vice President and Director
Mary Beth Lewis........................          43     Chief  Financial  Officer,  Vice  President  of Finance,  and
                                                        Secretary
John R. Baker..........................          44     Senior Vice President of Business Development
Cynthia Baxter.........................          40     Vice President of Training and Development
Freya R. Brier.........................          43     Vice  President  of  Legal,  General  Counsel  and  Assistant
                                                        Secretary
Glade Campbell.........................          44     Vice President of Operations - Western Region
Nancy Casey............................          36     Treasurer and Controller
Harry T. Day...........................          38     Vice President of Marketing
Ronald J. Feldman......................          53     Vice President of Real Estate
Paul Gingerich.........................          50     Vice President of Meat and Seafood Purchasing
Mj Hall-Robertson......................          40     Vice President of Operations Services
Annie Hunt.............................          38     Vice President of Grocery Purchasing
John E. Lauderbach.....................          50     Vice President of Information Technology
Karen Lewis............................          42     Vice President of Natural Living Purchasing
Doug Ranno.............................          42     Vice President of Produce and Floral Purchasing
John Taylor............................          39     Vice President of Food Service
Larry Stanfield........................          49     Vice President of Operations - Eastern Region
Peter F. Williams......................          43     Vice President of Human Resources
Scott Wing.............................          47     Vice President of Operations - Farmers' Market Division

(1) Perry D. Odak was named as Chief Executive Officer and President effective March 19, 2001, upon which date Michael C. Gilliland resigned as Chief Executive Officer and James W. Lee resigned as President but retained his position of Chief Operating Officer. See Proposal 1 - Directors Continuing in Office Until 2003 for a biography of Mr. Odak.

(2) Ms. Cook is the wife of Michael Gilliland, former CEO and a director of the Company. See Proposal 1-Election of Directors-Directors Continuing in Office Until 2002 and -Directors Continuing in Office Until 2003, for the biographies of Ms. Cook and Mr. Gilliland respectively.

James W. Lee joined the Company as its Chief Operating Officer in September 1996. Mr. Lee acted as the Company's President from February 1997 through March 2001. Mr. Lee was with Ralphs Grocery Company ("Ralphs") from February 1972 to September 1996, most recently as Group Vice President, Store Operations, Central Division, from February 1993 to September 1996. Mr. Lee has an MBA from the University of Southern California. Mr. Lee is a member of the board of directors of the Food Marketing Institute and the Western Association of Food Chains.

Mary Beth Lewis joined the Company as Chief Financial Officer and Treasurer in September 1992. Ms. Lewis has been Vice President of Finance since July 1997. Ms Lewis became Secretary of the Company in August 1999. From August 1986 until August 1992, Ms. Lewis worked for Price Waterhouse .

John R. Baker joined the Company as Vice President of New Store Development in September 1999. He became Senior Vice President of Business Development in September 2000. From 1981 to September 1999, Mr. Baker was with Bennigan's Restaurants and the Metromedia Restaurant Group, most recently as Director of Franchise Operations. From 1996 to 1999 he was Director of International Operations for Bennigan's Restaurants.

Cynthia Baxter joined the Company as Vice President of Training in January 2001. Ms. Baxter was previously employed with Boston Chicken, Inc. from October 1992 through December 2000, most recently as Director of Training and HR Development.

Freya R. Brier joined the Company as General Counsel in December 1996 and has been Vice President of Legal since July 1997. Ms. Brier was Corporate Counsel for Synergen, Inc. from January 1993 through January 1995, and a legal consultant to Amgen, Inc. from February 1995 to November 1996. Prior to joining Synergen, Ms. Brier was a partner with the Denver law firm of Holme Roberts & Owen LLP.

Glade Campbell joined the Company in October 1997 as the Company's Regional Director for various Western regions and became the Vice President of Operations
- Western Region for the Company in February 2000. Prior to joining the Company, Mr. Campbell was with American Stores until October 1997, most recently as Area Supervisor, San Diego Region.

Nancy Casey joined the Company as Controller in May 1996, and has been Treasurer since August 1999. Ms. Casey worked for Price Waterhouse from September 1991 through April 1996. Ms. Casey is a Certified Public Accountant in the State of Colorado.

Harry T. Day joined the Company as Vice President of Marketing in October 1999. From 1996 through October 1999, Mr. Day was Vice President of Marketing for Ruth's Chris Steak House. From 1993 through 1996, Mr. Day was with Brinker International, most recently as Director of Corporate Communications.

Ronald J. Feldman joined the Company as Vice President of Real Estate in October 1997. From 1994 to 1997, Mr. Feldman was Vice President of Real Estate and Development for Quizno's Corporation. From 1991 to 1994, Mr. Feldman was Vice President, Restaurant Services of Retail One.

Paul Gingerich joined the Company in July 1996 as Purchasing Director for Meat and Seafood, and has been Vice President of Meat and Seafood Purchasing since March 2001. Prior to joining the Company, he was Director of Meat and Seafood Purchasing as well as a store director for Alfalfa's, Inc.

Mj Hall-Robertson joined the Company in 1987 and has been Vice President, Operations Services since February 2000. Prior to that, she was Director of Operations. Before joining the Company, Ms. Hall-Robertson was with the Independent Grocers Association, most recently as a store natural foods manager.

Annie Hunt joined the Company in 1995 and has been the Vice President of Grocery Purchasing since September 2000. Prior to that, she was National Director of Grocery Purchasing. Before joining the Company, Ms. Hunt was a Key Account Sales Representative for United Natural Foods, Inc., a natural foods distribution company.

John E. Lauderbach joined the Company as Vice President of Information Systems in August 1997. From 1974 to 1997, Mr. Lauderbach was with Wolohan Lumber Co., serving most recently as Director of Information Systems from 1993 to July 1997.

Karen Lewis joined the Company in 1993 and has been the Vice President of Natural Living and Purchasing since February 2000. Prior to that, she was National Director of Natural Living Purchasing. Before joining the Company, Ms. Lewis was a national sales representative for a national natural foods distribution company.

Doug Ranno joined the Company as Vice President of Produce and Floral Purchasing in September 2000. From November 1997 through August 2000, Mr. Ranno was with the The Sholl Group II, Inc. and Potandon Produce, LLC (affiliated companies), most recently as Vice President of Green Giant Fresh Sales for The Sholl Group II, Inc. and Director of Business Development for Potandon Produce, LLC. For the five years prior to that, he was with Chiquita Brands, Inc. most recently as Vice President of Business Development for American Produce Company, a wholly-owned subsidiary. Mr. Ranno is a member of the board of directors of the Fresh Produce and Floral Council.

Larry Stanfield joined the Company in October 1998 as the Company's Regional Director for various Western regions and became the Vice President of Operations
- Eastern Region in July 2000. Mr. Stanfield was with Ralphs Grocery Co. from June 1972 through October 1998, most recently as a Store Director.

John Taylor joined the Company in February 2000 as the Director of Food Service and has been Vice President of Food Service since March 2001. Prior to joining the Company, Mr. Taylor was with Harrah's Entertainment, Inc., and, most recently, a member of a food service consulting group.

Peter F. Williams joined the Company as Vice President of Human Resources in December 1997. Prior to joining the Company, Mr. Williams was with Boston Chicken, Inc., serving most recently as Senior Director of Human Resources from 1993 to April 1997.

Scott Wing joined the Company as Regional Director - San Diego in September 1999 and has been the Vice President of Operations - Farmers' Market Division since December 2000. Prior to joining the Company, Mr. Wing was with Henry's Marketplace, Inc. from 1986 until its acquisition by Wild Oats in September 1999, most recently as Director of Operations.

COMPENSATION OF DIRECTORS

Each of the Company's non-employee directors is entitled to be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at each regular or special meeting of the Board of Directors. In 2000, each director received $2,000 per meeting attended by such director, and $500 for participation in telephonic meetings and committee meetings, which fees may be paid, at the election of the director, in non-qualified stock options. John A. Shields, Chairman of the Board, receives $1,000 per month as additional compensation for his participation on the Board. All directors have elected to accept options to purchase the Company's Common Stock in lieu of the cash payment. Options in lieu of cash payments are granted at 85% of the current market value on the day of the grant, and the shares are fully vested on the grant date. In 2000 the following directors received the following grants of non-qualified options exercisable for shares of Common Stock in lieu of cash payments: Mr. Shields -19,556 shares, Mr. Chamberlain - 9,954 shares, Mr. Devine -8,916 shares, Mr. Ferguson - 10,996 shares, Mr. McElwee -10,353 shares and Mr. Siegel -11,037 shares.

For director participation on the Board in fiscal 2000, the Compensation Committee approved the following grants of non-qualified options exercisable for shares of the Common Stock: Mr. Shields - 53,000 shares, Mr. Chamberlain - 3,000 shares, Mr. Devine - 3,000 shares, Mr. Ferguson - 3,000 shares, Mr. McElwee - 3,000 shares and Mr. Siegel - 3,000 shares. The options vest over three years.

Effective March 7, 2001, the Compensation Committee increased the compensation for participation on the Board after reviewing national trends in board compensation and determining that an increase in compensation was important to successfully recruiting and retaining qualified members. New non-employee members to the Board receive an option grant for 20,000 shares at an exercise price equal to the closing price of the Company's Common Stock on NASDAQ on the date of joining the Board. Current non-employee directors receive an annual option grant of 10,000 shares for their participation on the Board. All such options vest over three years and have an exercise price equal to the closing price of the Company's stock on the NASDAQ Market on the date of grant. Non-employee directors receive a fee of $3,000 for each regular quarterly meeting attended. Non-employee directors receive a fee of $750 for each Board conference call attended and a fee of $750 for each Committee meeting attended. Directors may elect to take all fees in stock options, under the terms described above.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth, for the fiscal year ended December 30, 2000, compensation, including salary, bonuses, stock options and certain other compensation, awarded or paid to, or earned by, the Company's Chief Executive Officer and its four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):


                                                 SUMMARY COMPENSATION TABLE
                                                        Annual Compensation                   Long-Term Compensation
                                                  --------------------------------   ------------------------------------------
                                                                                        Securities
                                                                                        Underlying            All Other
Name and Principal Position              Year        Salary ($)       Bonus ($)        Options (#)(1)        Compensation($)
-------------------------------------    ----        ----------       ---------        ---------------  -----------------------

Michael C. Gilliland (2)                 2000          250,070                0           50,000               17,815 (3)(4)(5)
-------------------------------------    1999          256,900          125,000                0               11,160 (3)(4)(5)
     Chief Executive Officer             1998          250,000                0                0                4,207 (3)(4)(5)

James W. Lee (2)                         2000          273,895                0           50,000               19,560 (3)(4)(5)
     President and Chief Operating       1999          263,700          125,000           90,000                6,889 (3)(4)(5)
       Officer                           1998          235,000          100,000                0                4,610 (3)(4)(5)

Mary Beth Lewis                          2000          200,000                0           50,000                7,000 (3)
     Vice President of Finance,          1999          150,000           75,000           75,000                6,423 (3)
       Secretary                         1998          150,000           45,000                0                3,750 (3)

John Baker (6)                           2000          156,730           25,000           15,000                5,147 (3)(5)
     Senior Vice President of            1999           38,058           10,000           14,500                  912 (3)(5)
       Business Development              1998                0                0                0                    0

Ronald J. Feldman                        2000          150,270                0            5,000               10,777 (3)(5)
     Vice President of Real Estate       1999          121,600           50,000            5,000                2,799 (3)
                                         1998          110,000           34,000            9,000                2,750 (3)(5)

(1) Does not include options granted in February 2001 for fiscal 2000 performance.

(2) Effective March 19, 2001, Mr. Gilliland resigned as Chief Executive Officer, Mr. Lee resigned as President, and Perry D. Odak was appointed as Chief Executive Officer and President.

(3) Reflects the Company's matching contribution to the Named Executive's account under the Company's 401(k) and/or Deferred Compensation plans.

(4) Includes the value for the personal use of a Company vehicle provided to the Named Executive.

(5) Includes the payment by Company of the Named Executive's share of the cost of health insurance coverage.

(6) Mr. Baker joined the Company in September 1999, and, accordingly, has a partial year of reportable compensation for 1999.

                             OPTION GRANTS FOR 2000

The following table sets forth for the Named Executive Officers certain information regarding options granted in the fiscal year ended December 30, 2000:

                                                                                             Potential Realizable Value at
                               # of          % of Total                                      Assumed Annual Rates of Stock
                            Securities         Options                                          Price Appreciation
                            Underlying        Granted to                                        For Option Term (2)
                              Options        Employees in      Exercise Price  Expiration     -------------------
Name                        Granted (#)(1)    2000(3)            ($/Share)        Date         5% ($)        10% ($)
-------------------------- ---------------   ------------      --------------  ----------     --------      -----------
Michael Gilliland..........   50,000             6.67%            9.06           2010          285,000         722,000

James W. Lee...............   50,000             6.67%            9.06           2010          285,000         722,000

Mary Beth Lewis............   50,000             6.67%            9.06           2010          285,000         722,000

John Baker.................   10,000             1.33%            9.06           2010           57,000         144,000

Ronald Feldman.............    5,000               *              9.06           2010           29,000          72,000

* Less than one percent.
(1)  Includes options granted in May 2000 for fiscal 1999 performance.

(2) Based on all options granted to the named individual in fiscal 2000 as a percentage of 749,470 shares of Common Stock under options granted to all employees during fiscal 2000.
(3) The potential realizable value is based on the term of the option at its time of grant (10 years in the case of these options). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The percentage rates of appreciation shown are for disclosure purposes only, and may not reflect actual stock performance.



               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

The following table sets forth for the Named Executive Officers the number and value at December 30, 2000 of unexercised options and options exercised during the fiscal year by the Named Executive Officers.

                                                                              Number of Unexercised     Value of Unexercised
                                                                                   Options at         In-the-Money Options at
                                   Number of                                    December 30, 2000      December 30, 2000 ($)
                                Shares Acquired         Aggregated Value        Exercisable /            Exercisable /
Name                              on Exercise            Realized ($)(1)         Unexercisable            Unexercisable (2)
---------------------------    ----------------       -----------------         --------------------    ------------------------
Michael C. Gilliland.......            0                  0                      189,295 / 114,789               0/0
James W. Lee...............            0                  0                      223,574 /  14,193               0/0
Mary Beth Lewis............            0                  0                       56,329 /  71,104               0/0
John Baker.................            0                  0                          900 /  13,600               0/0
Ronald Feldman.............            0                  0                        8,325 /  14,675               0/0

 ...........................
(1) Based on the difference between the option exercise price and the closing price of the Common Stock as reported on the NASDAQ Market on the date of the exercise, multiplied by the number of shares to which the exercise relates.

(2) Based on the closing market value of the Common Stock as of December 29, 2000 as reported on the NASDAQ Market, minus the exercise price, multiplied by the number of shares underlying the option.

                              EMPLOYMENT AGREEMENTS

The Company's employment agreement with Mr. Gilliland, who was the Company's Chief Executive Officer until his resignation effective March 19, 2001, included a base salary of $250,000 and bonus opportunities related to the satisfaction of performance criteria determined by the Compensation Committee. Under the terms of his agreement, as a result of his resignation Mr. Gilliland shall receive his current annual base salary and health insurance benefits for three years from the date of resignation. The agreement also contains non-competition and non-solicitation of employees covenants for three years after Mr. Gilliland's employment is terminated.

The Company's employment agreement with Perry D. Odak, the Company's Chief Executive Officer and President, includes a base salary of $500,000 together with a minimum first year bonus of $250,000. The term of Mr. Odak's agreement is five years. Mr. Odak's employment is subject to termination upon his death or permanent disability; his termination for good reason in the absence of cause (as defined in the agreement) after the expiration of a 30 day cure period, his voluntary resignation; his discharge for cause; or his discharge other than for cause. If the Company elects to terminate Mr. Odak's employment without cause during the term of the agreement, or if he terminates for good reason, the Company will be obligated to pay him two years' salary, if such termination occurs within the first nine months of employment, and if termination occurs thereafter, three years' salary. Mr. Odak's agreement includes non-competition and confidentiality obligations. His employment agreement also provides that upon the issuance of equity in an offering within nine months after the commencement of his employment, he will be granted options, exercisable for up to a maximum of 300,000 shares, to maintain his percentage ownership in the Company's stock. Mr. Odak purchased five percent of the outstanding stock of the Company, on a fully diluted basis, in exchange for cash and a full recourse promissory note with a five-year maturity date.

The Company's employment agreement with Mr. Lee, the Company's Chief Operating Officer, includes a base salary of $250,000 and bonus opportunities based on the Company achieving certain earnings targets and on Mr. Lee meeting certain performance goals set by the Board. Mr. Lee's employment is subject to termination upon his death or permanent disability; his voluntary resignation; his discharge for cause; or 30 days after written notice by the Company. If the Company elects to terminate Mr. Lee's employment without cause during the term of the agreement, it will be obligated to pay him one year's salary. In the event of a change in control of the Company, if Mr. Lee's employment terminates the Company will be obligated to pay to Mr. Lee's salary for two years. Mr. Lee's agreement includes non-competition and confidentiality obligations. Mr. Lee's agreement is renewed for one-year periods upon approval of the Compensation Committee of the Board.

The Company's employment agreement with Mary Beth Lewis, the Company's Chief Financial Officer, includes a base salary of $200,000 and bonus opportunities based on the Company achieving certain financial targets and on Ms. Lewis meeting certain performance goals set by the Board. Ms. Lewis' agreement provides that if the Company terminates her without cause, it will be obligated to pay her one year's salary. In the event of a change in control of the Company, if Ms. Lewis' employment terminates, the Company will be obligated to pay Ms. Lewis' salary for two years. Ms. Lewis' agreement includes non-competition and confidentiality obligations. Ms. Lewis' agreement is renewed for one-year periods upon approval of the Compensation Committee of the Board.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The members of the Audit Committee are independent as defined in the applicable rules of the National Association of Securities Dealers. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Audit Standards, No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence. Based on the review and discussions of the Audit Committee, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report filed on Form 10-K.

                                 AUDIT COMMITTEE
                                David L. Ferguson
                                 John A. Shields
                                    Mo Siegel

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

The Compensation Committee (the "Committee") is currently comprised of three non-employee directors: Messrs. Chamberlain, Devine, and McElwee. The Committee is responsible for setting and administering the policies which govern executive salaries, bonuses (if any) and stock ownership programs. The Committee annually evaluates the performance and determines the compensation of the Chief Executive Officer (the "CEO") and the other executive officers of the Company, based upon a mix of the achievement of corporate goals, individual performance and comparisons with other independent grocers and retail companies.

The policies of the Company with respect to compensation of executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, the Committee adopted a mix among the compensation elements of salary, bonus and stock options, with a bias toward stock options, to emphasize the link between executive incentives and the creation of stockholder value as measured by the equity markets. In general for fiscal 2000, the salaries, bonuses and stock option awards of executive officers were linked to the Company's achievement of corporate performance criteria with respect to public company matters and Company growth, as well as individual performance goals. A cash bonus of $25,000 was awarded by the Board to one executive officer for 2000 performance, and merit grants of stock options exercisable for 337,400 shares of Common Stock were made to executive officers for 2000 performance.

BASE SALARY

Base salaries for all executive officers of the Company were established at or below the mid-point of the range for similar sized companies, based on sales revenues, included in the compensation surveys considered by the Committee. Surveys considered include industry surveys prepared by retail trade organizations in the grocery industry, regional compensation surveys for Colorado, where the Company's headquarters are located, and surveys of compensation levels disclosed in comparable companies' proxy disclosures on management compensation. In establishing such salaries, the Committee also considers each officer's level of industry experience, individual achievement and overall contribution to the achievement of corporate objectives.

BONUSES

For fiscal 2000, a $25,000 cash bonus was awarded to one executive officer of the Company. In 2000, the Board established compensation plans for each executive of the Company under which the executive may receive a bonus equal to a certain percentage of his or her base compensation for achieving certain goals determined by the Board in conjunction with the CEO and the executive. All executive bonuses are conditioned upon the Company achieving certain overall financial goals.

EQUITY INCENTIVE PLAN

The Plan has been established to provide all employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. Periodic grants of stock options are generally made to managerial-level and other eligible employees. Subsequent to the adoption of the Company's 1996 Equity Incentive Plan, these grants have been reviewed by the Compensation Committee on a quarterly basis. As the base salaries for executive officers of the Company historically have been below the mid-point of the range for comparable companies, the Company has used stock options as the primary incentive to attract and retain its executive officers who are not significant stockholders of the Company. The Committee views the award of stock options as a valuable tool for long-term retention of executives and alignment of executives with shareholder interests. In awarding stock options, the Board considers individual performance and overall contribution to the Company and also considers the number of unvested stock options held by the officer and the total number of stock options available to be awarded under the Plan. The Committee also considers the stock option practices of a self-selected group of other independent grocers and other retail companies. The Committee awarded incentive stock options exercisable for 337,400 shares of Common Stock to 16 executive officers for 2000 performance.

CEO COMPENSATION

Mr. Gilliland's base salary was determined in accordance with the criteria described above. Mr. Gilliland's annual salary for 2000 remained at $250,000, the level set in 1997. In reviewing Mr. Gilliland's salary level, the Committee considered appropriate formal salary surveys for the chief executive officers of independent grocers and other retail companies, informal surveys of management compensation contained in proxy disclosures of comparably-sized retail companies, the Company's historical position and the recommendation of senior management. Mr. Gilliland's salary was at the lower end of the range for companies of similar size, based on sales revenues, reflecting the Committee's desire to conserve the Company's financial resources. No stock option grants were awarded to Mr. Gilliland for 2000 performance. Mr. Gilliland received a performance based award of stock options in May 2000 for 1999 performance. See-"Compensation of Executive Officers" - Option Grant for 2000 - Footnote 1. For 2000 performance, the Compensation Committee determined that Mr. Gilliland failed to satisfy the performance objectives set by the Board and therefor was not eligible to receive a bonus or stock option award.


SECTION 162(m) OF THE INTERNAL REVENUE CODE

Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for Federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Options granted pursuant to the Company's Equity Incentive Plan are intended to satisfy the requirements for the "performance-based compensation" exemption. As a result and at the present time, the Board does not believe that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. The Board has not yet established a policy for determining whether forms of incentive compensation, other than stock options, awarded to its Named Executive Officers will be designed to qualify as "performance-based compensation." The Board will continue to evaluate the effects of the statute and to comply with Code section 162(m) in the future to the extent consistent with the best interests of the Company.

                             COMPENSATION COMMITTEE
                              David M. Chamberlain
                                 Brian K. Devine
                                James B. McElwee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Chamberlain, Devine and McElwee currently serve as members of the Compensation Committee. The compensation of Messrs. Chamberlain, Devine and McElwee is determined by the entire Board of Directors, with a view to attracting and retaining talented individuals to serve as directors.

                                PERFORMANCE CHART

The following graph sets forth the stock price performance of the Company's Common Stock for the period beginning October 22, 1996, the date of the Company's initial public offering, and ending December 30, 2000, as contrasted with the NASDAQ Stock Market-US Index and the S&P Retail (Food Chains) Index. The graph assumes $100 was invested at the beginning of the period and any dividends paid during the period were reinvested.

                             WILD OATS MARKETS INC

                                             Cumulative Total Return
                              --------------------------------------------------
                              10/23/96   12/96   12/97   12/98   12/99    12/00

WILD OATS MARKETS, INC.         100.00   49.33   96.17  126.00  133.13    25.50
NASDAQ STOCK MARKET (U.S.)      100.00  104.93  128.52  181.24  336.80   202.65
S & P RETAIL (FOOD CHAINS)      100.00   95.35  124.50  191.70  111.65   149.13



                              CERTAIN TRANSACTIONS

Mr. Gilliland and Ms. Cook each own part interest in Pretty Good Groceries LLC, a Colorado limited liability company ("PGG"), which operates two grocery stores in Boulder, Colorado. PGG purchases certain items through the Company's volume discount programs with its distributors, for which PGG pays the Company the cost of such items on a monthly basis. The Company does not receive any profit from the purchase of such items by PGG.

Ms. Cook and Mr. Gilliland are trustees of Wild Oats Community Foundation, a non-profit organization (the "Foundation"). In 1998 the Foundation opened the Wild Oats Wellness Centers in Boulder and Denver, Colorado in space subleased from the Company at rent rates equal to those paid by the Company to its landlords. In March of 2001, the operations of the Wellness Centers were transferred by the Foundation to third party operators, and the Company entered into new leases with such operators at rent rates equal to those paid by the Company under its leases. Through January 2001, the Company paid the Foundation, on a monthly basis, an amount per Company staff eligible to receive the Company's Wellness Benefit, in exchange for which the Foundation provided certain free wellness services to the Company's employees pursuant to the Company's Wellness Benefit program. The Company discontinued this program in February 2001.

Mr. Gilliland has an employment agreement with the Company. See "Executive Compensation -- Employment Agreements."

The Company has a note receivable made by Patrick Gilliland, brother of Michael
C. Gilliland in the amount of $63,251. The note matures in March 2005 and provides for monthly payment of principal and interest. Subsequent to December 30, 2000, the Company borrowed $2.0 million from Ms. Cook and Mr. Gilliland. The loan has no maturity date and bears interest at 9%.


                                  OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                       By Order of the Board of Directors

                                       /s/ Mary Beth Lewis

                                       Mary Beth Lewis
                                       Secretary
March 30, 2001

                             WILD OATS MARKETS, INC.
                             AUDIT COMMITTEE CHARTER


I.  PURPOSE.

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities with respect to management's conduct of the Company's financial reporting process. The Committee's primary duties and responsibilities are to:

1. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

2. Monitor the independence and performance of the Company's independent auditors and internal auditing department.

3. Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the power to retain outside counsel, auditors or other experts for this purpose.

The Board and the Committee are in place to represent the Company's stockholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis and shall submit the Charter to the Board for approval and have the document included as an appendix to the Company's proxy statement as required by applicable rules and regulations.

II.  MEMBERSHIP.

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers (the "NASD").

Accordingly, all of the members of the Committee will be directors:

1. Each of whom shall be a person other than an officer or employee of the Company or its subsidiaries;

2. Who have no relationship to the Company that, in the opinion of the Board, may interfere with the exercise of their independence from management and the Company; and

3. Who have a basic understanding of finance and accounting and are able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.

At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that supports a conclusion that the individual has sufficient financial sophistication to satisfy the requirements of the NASD.

The members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a chair is elected by the Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

III.  RESPONSIBILITIES AND DUTIES.

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff, as well as the outside auditor, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. The responsibilities and duties of a member of the Committee are in addition to those duties set out for a member of the Board.

1. The Committee shall provide an open avenue of communication between the outside auditor, financial and senior management, the internal auditing department and the Board.

2. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

3. The Committee shall meet at least annually with the director of internal auditing, the outside auditor, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

4. The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditor the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

5. As a whole, or through the Committee chair, the Committee shall review with the outside auditor the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

6. The Committee shall discuss with management and the outside auditor the quality and adequacy of the Company's internal controls.

7.       The Committee shall:

a. request from the outside auditor annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

b. discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence;

c. recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence; and

d. approve the fees and other significant compensation to be paid to the outside auditor.

8. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditor.

9.       The Committee shall:

a. report Committee actions to the Board with such recommendations as the Committee may deem appropriate; and

b. prepare a letter for inclusion in the proxy statement for the Company's annual meeting of stockholders that describes the Committee's composition and responsibilities, and how they were discharged.

10. The Committee shall perform such other functions consistent with this Charter, the Company's bylaws and governing law as the Board deems necessary or appropriate.

11. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

12. Review management's monitoring of the Company's compliance with the Company's Code of Ethical Conduct and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public, satisfy legal requirements.

13. Review activities, organizational structure and qualifications of the Company's internal audit department.

14. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

15. Review all reports concerning any fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.